Exhibit 10.6

TECHNOLOGY LICENSE AGREEMENT

This TECHNOLOGY LICENSE AGREEMENT (this “Agreement”) dated [            ], 2014 by and among EXELIS INC., an Indiana corporation (“Exelis”), and VECTRUS, INC., an Indiana corporation (“Vectrus”, Exelis and Vectrus, each a “Party”) shall become effective as of the Distribution Date.

WHEREAS, pursuant to the Distribution Agreement, dated [                    ] (the “Distribution Agreement”), Exelis is distributing certain of its assets and liabilities to Vectrus (the “Distribution”), and after the Distribution Date, the Parties will no longer be affiliated;

WHEREAS, the Parties desire that certain rights and licenses under the Technology (as defined below) enjoyed by the Parties and their Subsidiaries prior to the Distribution should continue after the Distribution as specified herein;

WHEREAS, this Agreement is a License Agreement that must be executed pursuant to Section 2.8 of the Distribution Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein contained, and for good and valuable consideration, including that recited in the Distribution Agreement, the receipt and adequacy of which is acknowledged by the Parties, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1 Definitions. The following capitalized terms used in this Agreement shall have the meanings set forth below. Unless otherwise defined herein, all other capitalized terms shall have the meanings ascribed to them in the Distribution Agreement.

“Affiliate” shall mean, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests. For purposes of this Agreement, no Party or its Subsidiaries, shall be deemed to be “Affiliates” of any other Party and its Subsidiaries.

“Covered Affiliates” shall mean (i) Current Affiliates of Exelis or Vectrus, as applicable and (ii) future Affiliates of Exelis or Vectrus, as applicable, formed as part of an internal reorganization for tax or administrative purposes. For the avoidance of doubt, Covered Affiliates shall not include any (i) Affiliates of any third-party acquirer of Exelis or Vectrus and their respective Subsidiaries or (ii) future Affiliates of Exelis or Vectrus, as the case may be, acquired from any third party.

“Current” shall mean with respect to Affiliates, Subsidiaries, products or fields, as applicable, those entities, products or fields in existence as of the Distribution Date.

“Licensed Exelis Business” shall mean the Exelis Retained Business, but excluding from clause (iii) thereof all entities other than Covered Affiliates.

“Licensed Vectrus Business” shall mean the Vectrus Business, but excluding from clause (iii) thereof all entities other than Covered Affiliates.

“Person” shall mean any natural person, firm, individual, corporation, business trust, joint venture, association, company, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, or any governmental entity.

“Subsidiary” shall mean with respect to any Person (i) a corporation, fifty percent (50%) or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person and (ii) any other Person in which such Person, directly or indirectly, owns fifty percent (50%) or more of the equity or economic interest thereof or has the power to elect or direct the election of fifty percent (50%) or more of the members of the governing body of such entity.

“Technology” shall mean all worldwide intellectual property, proprietary and industrial property rights of any kind, including all (i) patents, patent applications, inventions and invention disclosures and utility models, (ii) copyrights and copyrightable subject matter of a technical nature, including software, code, computer programs, compilations, databases, database rights, documentation, research, reports and other textual works used internally, including software, code, algorithms, databases, compilations and documentation, (iii) technology, trade secrets, know-how, processes, formulae, models, methodologies, discoveries, ideas, concepts, techniques, designs, specifications, drawings, blueprints, diagrams, models and prototypes, (iv) moral rights and rights of privacy and publicity, and (v) all registrations, applications, continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, renewals, extensions and foreign counterparts thereof, but excluding all (a) trademarks, service marks, corporate names, trade names, domain names, logos, slogans, trade dress and other designations of source or origin, together with the goodwill symbolized by any of the foregoing and (b) copyrights and copyrightable subject matter of a marketing or promotional nature, including trade dress and advertising materials.

1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise.

ARTICLE 2 - GRANT OF LICENSE

2.1 Grant of Licenses.

(a) Subject to the terms and conditions of this Agreement, Exelis, on behalf of itself and its Current Subsidiaries, hereby grants to Vectrus and its Covered Affiliates a non-exclusive,

irrevocable, worldwide, perpetual, fully paid-up, non-assignable (subject to Section 5.1), and non-sublicensable (subject to Section 2.2) license to use and exercise all rights in, to and under all Technology owned by Exelis and its Current Subsidiaries as of the Distribution Date, in connection with the manufacturing, developing, advertising, marketing, promotion, offering for sale and sale of all Current and future products and services in the Current fields and product lines of the Licensed Vectrus Business.

(b) Subject to the terms and conditions of this Agreement, Vectrus, on behalf of itself and its Current Subsidiaries, hereby grants to Exelis and its Covered Affiliates a non-exclusive, irrevocable, worldwide, perpetual, fully paid-up, non-assignable (subject to Section 5.1), and non-sublicensable (subject to Section 2.2) license to use and exercise all rights in, to and under all Technology owned by Vectrus and its Current Subsidiaries as of the Distribution Date, in connection with the manufacturing, developing advertising, marketing, promotion, offering for sale and sale of all Current and future products and services in the Current fields and product lines of the Licensed Exelis Business.

2.2 Sublicensing. Each Party and its Covered Affiliates may sublicense the licenses granted to it in Section 2.1 without the licensing Party’s consent, solely to (i) distributors, vendors, dealers, suppliers and other Persons for use in connection with the operation of such Party’s and its Covered Affiliates’ licensed businesses, but not for such Persons’ unrelated use and (ii) customers, for end-use purposes. All other sublicenses require the prior written consent of the licensing Party in its sole discretion. Each Party shall be liable for any act or omission by a sublicensee that would constitute a breach hereof if committed by such Party.

2.3 Reservation of Rights. All rights not expressly granted by the Parties under Section 2.1 are reserved. Without limiting the foregoing, the licenses in Section 2.1 do not include any Technology that (i) was created, invented or developed by a Party or its Subsidiaries after the Distribution Date; or (ii) is subject to a pre-existing agreement that prevents the grant of such license, provided that this Section 2.3(ii) does not limit or modify Section 2.8(b) of the Distribution Agreement. For clarity, any improvement made after the Distribution Date to Technology in existence as of the Distribution Date is not included in the applicable license in Section 2.1, but, if any Party or its Current Subsidiaries obtains a patent after the Distribution Date on any invention, process or technology that was reduced to practice prior to the Distribution Date, such patent shall be included in the applicable license in Section 2.1.

2.4 No Further Obligations. Except as set forth in the Transition Services Agreement or any other agreement between the Parties, no licensing Party is required to (i) provide any deliverables, support, maintenance, training or other assistance to the other licensed Parties hereunder or (ii) register or patent any unregistered Technology, maintain or renew any registered or patented Technology or maintain the confidentiality of any confidential Technology licensed hereunder.

2.5 Consideration. The Parties agree that the consideration for the licenses in Section 2.1 is a portion of the consideration set forth in the Distribution Agreement, and that no further royalties are therefore due under this Agreement.

ARTICLE 3 - TERM

Term. The term of this Agreement (“Term”) commences on the Distribution Date and continues in perpetuity. The Parties agree that, without limiting the Parties’ rights under Section 5.6, termination of this Agreement shall not be an available remedy for any Party’s breach of this Agreement.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

4.1 By Each Party. Each Party represents and warrants to each of the other Parties that: (i) the warranting Party has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement; and (ii) this Agreement has been duly executed and delivered by the warranting Party and, assuming the due execution and delivery of this Agreement by all Parties, constitutes a valid and binding agreement of the warranting Party enforceable against the warranting Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

4.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1, THE LICENSES IN SECTION 2.1 ARE GRANTED ON AN “AS IS,” “WHERE IS” BASIS, AND EACH LICENSING PARTY DISCLAIMS ANY ADDITIONAL REPRESENTATIONS AND WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT THERETO, INCLUDING ANY WARRANTIES OF TITLE, OWNERSHIP, VALUE, SUITABILITY, CONDITION, MERCHANTABILITY, FITNESS FOR USE OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

ARTICLE 5 - MISCELLANEOUS

5.1 Assignment.

(a) Except as provided in this Section 5.1, neither Party or its Covered Affiliates may, directly or indirectly, in whole or in part, assume in bankruptcy, assign or transfer this Agreement, without both Parties’ prior written consent in their sole discretion. Any permitted assignee must assume in writing this Agreement and the assigning Party’s obligations hereunder. Any attempted transaction in violation of Section 2.2 or this Section 5.1 shall be void ab initio and of no force or effect. For clarity, a “change of control,” merger, restructuring or reorganization (including in bankruptcy) shall also be deemed an “assignment” hereunder, regardless of whether the original Party hereto survives such transaction.

(b) In the event of a permitted assignment hereunder, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

(c) Any Party may, without the consent of the other Parties, assign this Agreement: (i) in part or in its entirety, to one or more Affiliates in connection with an internal reorganization for tax or administrative purposes, (ii) in its entirety, in connection with the sale of all or substantially all of such Party and its Subsidiaries’ businesses; or (iii) in part, in connection with the sale of one or more businesses of a Party and its Subsidiaries (but not all or substantially all of the foregoing).

(d) If a Party sells, divests or spins off any of its Subsidiaries, the Subsidiary remains bound by the licenses in Section 2.1. For clarity, the benefits and burdens of such licenses shall extend only to such divested Subsidiary, and not to unrelated businesses of its successor or acquirer and its Affiliates.

(e) If a Party is acquired by a third party after the Distribution Date, the Party and its Covered Affiliates remain bound by the licenses in Section 2.1. For clarity, the benefits and burdens of such licenses shall extend only to the Party and its Covered Affiliates’, and not to unrelated businesses of its successor or acquirer and its Affiliates.

5.2 Bankruptcy. All licenses in Section 2.1 shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, 11 U.S.C. § 365(n), licenses to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code, 11 U.S.C. § 101. The Parties agree that the Parties and their Covered Affiliates shall retain and may fully exercise all of their rights and elections under Section 365(n) of the U.S. Bankruptcy Code.

5.3 Notice. Any notice hereunder shall be in English, shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.3):

if to Exelis, to:

Deputy General Counsel and Chief Intellectual Property Counsel

Exelis Inc.

1650 Tysons Blvd., Suite 1700

McLean, VA 22102

If to Vectrus

Chief Legal Officer

Vectrus, Inc.

655 Space Center Drive

Colorado Springs, CO 80915

5.5 Amendments and Waivers. Any provision of this Agreement may be amended solely by a writing signed by both Parties. No failure or delay by any Party in exercising any right hereunder shall operate as a waiver of any other or further exercise thereof or the exercise of any other right herein. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, and, any dispute arising out of this Agreement shall be resolved solely in the state or federal courts located in Virginia. EACH PARTY UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH THE FOREGOING.

5.7 Specific Performance. Each Party acknowledges and agrees that the other Party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any Party may be entitled at law or in equity, each Party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

5.8 Counterparts. This Agreement may be signed in counterparts (including by facsimile or other electronic transmission).

5.9 Third-Party Beneficiaries. Except as expressly provided herein, no provision of this Agreement shall confer upon any person other than the Parties hereto any rights or remedies hereunder.

5.10 Relationship. The Parties hereto are and shall remain independent contractors. Nothing herein shall be deemed to establish a partnership, joint venture or agency relationship between the parties. Neither party shall have the right to obligate or bind the other party in any manner to any third party. Each Party is not jointly or severally liable for any act or omission under this Agreement by any other Party or its Covered Affiliates.

5.11 Severability. If any provision of this Agreement is held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced to the maximum extent permitted by Law.

5.12 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement shall be construed as if drafted jointly by the Parties.

5.13 Further Assurances. The Parties agree to execute such further documents and perform such further actions as may be reasonably requested by the other Party to evidence and effectuate further the purposes and intents set forth in this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VECTRUS, INC.

By:
Name:
Title:

EXELIS INC.

By:
Name:
Title: